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                                                                     EXHIBIT 5.3

                            Sirote & Permutt, P.C.
                          2222 Arlington Ave. South
                            Birmingham, AL  35205
                                (205) 933-7111



                             September 16, 1997

Capstone Capital Corporation
1000 Urban Center Drive
Birmingham, Alabama 35242

                  Re:      Registration Statement on Form S-3
                           Registration No. 333-31639

Gentlemen:

                  We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 filed with the Securities and Exchange Commission on July 18, 1997, as subsequently amended (the "Registration Statement"), in connection with the registration of up to
3,450,000 shares of   % Series A Cumulative Preferred Stock, $.001 par value per share (the "Shares"), of Capstone Capital Corporation, a Maryland corporation (the "Company"), which are to be sold to the underwriters represented by Smith Barney Inc., PaineWebber Incorporated, J.C. Bradford & Co. and Cowen & Company (the "Representatives"), pursuant to the Underwriting Agreement between the Company and the Representatives filed as Exhibit 1 to the Registration Statement (the "Underwriting Agreement").

                  In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and

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Capstone Capital Corporation
September 16, 1997
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delivered in the manner and on the terms described in the Registration Statement and the Underwriting Agreement (after the Registration Statement is declared effective), will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                                  Very truly yours,




                                                  /s/ SIROTE & PERMUTT, P.C.